SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2010

Commission File Number: 000-32865

WORDLOGIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-32865	88-0422023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1130 West Pender St., Suite 230

Vancouver, BC

Canada V6E 2P4

 (Address of principal executive offices)

(604) 257-3660

(Registrant’s telephone number)

650 West Georgia Street, Suite 2400

Vancouver, BC

Canada V6B 4N7

(Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On June 23, 2010, WordLogic Corp., a Nevada corporation, (the “Registrant”) committed to a lease agreement for office space with Bentall Limited Partnership (the “Lessor”).  A copy of said lease Office Lease Agreement (the “Lease Agreement”) between the Registrant and the Lessor will be filed upon execution by both parties. The Registrant will pay a total of $5800 CAD per month to the Lessor on a month-to-month basis for 2113ft2 of corporate office space.

The Registrant has relocated to its new offices as of June 23, 2010.

Item 2.03

Creation of a Direct Financial Obligation.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 7.01

Regulation FD Disclosure

On June 14, 2010, the Registrant issued a press release announcing that the Company’s TV infomercial campaign will begin airing on CNBC in late June, and will coincide with the launch of its newly upgraded website. Within the same press release the Registrant also announced a change in its corporate address. The Registrant’s new address is as follows:

1130 West Pender St., Suite 230

Vancouver, BC Canada V6E 2P4

This new office space is part of a move to satisfy increased product demand and allow for future expansion. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	Press release dated June 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORDLOGIC CORPORATION
(Registrant)

Date: July 13, 2010	By: /s/Frank Evanshen
Frank Evanshen President, Chief Executive Officer, Director